Exhibit 99.1

Matterport Announces Record Second Quarter 2021 Financial Results

•	Matterport reports record revenue of $30 million, 10% sequential increase

•	Subscription revenue jumps 53% to $15 million from year-ago period

•	Total subscribers increased 158% to 404,000 from year-ago period

SUNNYVALE, Calif. — Matterport, Inc. (Nasdaq: MTTR), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended June 30, 2021.

“We are thrilled to report another record quarter with strong subscriber and subscription revenue pushing revenue up 10% sequentially, demonstrating our continued momentum,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “It was another quarter of strong execution across all vectors as we announced significant industry partnerships, expanded our service offerings, and strengthened our management team with world-class leaders to continue to scale our business. We are now ready to accelerate our innovation and customer growth, and being public will give us the visibility and financial resources to achieve our ambition of digitizing the built world.”

“We continued to expand our business with enterprise customers, which drove our net dollar expansion rate to a record 132% in the quarter, above the 129% that we achieved in Q1,” said JD Fay, Chief Financial Officer of Matterport. “We are still relatively early in our penetration with top enterprise customers and expect additional growth with new and existing enterprise customers.”

Second Quarter 2021 Financial Highlights:

•	Total revenue was $29.5 million, up 21% compared to second quarter of 2020

•	Subscription revenue of $15.3 million, up 53% compared to second quarter of 2020

•	Annual Recurring Revenue (ARR) of $61.1 million

•	Spaces Under Management (SUM) grew to 5.6 million, up 75% compared to second quarter of 2020

•	Subscribers increased to 404,000, up 158% compared to second quarter of 2020

Recent Business Highlights:

•	Became a public company and raised $640 million in gross proceeds by successfully completing a business combination with Gores Holdings VI, Inc.

•	Announced significant industry partnerships with Facebook, PTC, Apex, and SIMLAB

•

Announced a collaboration with Facebook AI Research (FAIR) through which we made the largest-ever dataset of 3D indoor spaces available to teach robots and virtual AI assistants to understand and interact with the complexities of the physical world

•	Announced platform integration with the PTC Vuforia Engine™ and Vuforia Studio™ augmented reality (AR) software offerings

•	Announced a partnership with Apex to enable retail brands across the U.S. and Canada to access, collect and evaluate building data and information from all of their stores in one place

•	Announced strategic partnership and investment in SIMLAB, a technology company that specializes in the digitization of buildings throughout the design and construction phases

•	Continued expansion of Capture Services™ On-Demand to another 14 cities, making the service available to customers in a total of 26 cities across the United States

•	Strengthened executive team

•	Preethy Vaidyanathan, Head of Product

•	Brandt Kucharski, Chief Accounting Officer

•	Paul Thompson, Vice President of Solutions Engineering

•	Vivian Weiying Pan, Vice President of International Marketing

•	Vinatha Kutagula, Vice President of Customer Operations

•	Soohwan Kim, Vice President of Investor Relations

Conference Call Information

Matterport will host a conference call for analysts and investors to discuss its financial results for the second quarter of fiscal 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on the Matterport’s Investor Relations website at investors.matterport.com.

Date:	August 11, 2021
Time:	2:00 p.m. Pacific time (5:00 p.m. Eastern time)
Webcast:	investors.matterport.com

About Matterport

Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial computing platform turns buildings into data making every space more valuable and accessible. Millions of buildings in more than 150 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.

©2021 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.

Investor Contact:

Soohwan Kim, CFA

VP, Investor Relations

ir@matterport.com

Media Contact:

Naomi Little

Global Communications Manager

press@matterport.com

+44 203 874 6664

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). Forward-looking statements in this press release generally relate to Matterport’s potential and future performance, including its strategic focus, development of new services, adoption or success of new technologies and applications, and anticipated results. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

MATTERPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription	$15,281	$9,999	$29,081	$17,515
License	2,099	—	4,359	—
Services	2,879	2,232	5,568	3,157
Product	9,244	12,052	17,424	16,551

Total revenue	29,503	24,283	56,432	37,223
Costs of revenue:
Subscription	3,384	2,905	6,635	5,318
License	—	—	—	—
Services	2,290	1,613	4,325	2,540
Product	6,015	6,902	10,930	9,970

Total costs of revenue	11,689	11,420	21,890	17,828

Gross profit	17,814	12,863	34,542	19,395
Operating expenses:
Research and development	7,090	4,537	13,115	9,142
Selling, general, and administrative	16,501	10,476	29,559	20,273

Total operating expenses	23,591	15,013	42,674	29,415

Loss from operations	(5,777)	(2,150)	(8,132)	(10,020)
Other income (expense):
Interest income	14	4	22	13
Interest expense	(277)	(471)	(585)	(858)
Other income (expense), net	(149)	(1,053)	(347)	(899)

Total other income (expense)	(412)	(1,520)	(910)	(1,744)

Loss before provision for income taxes	(6,189)	(3,670)	(9,042)	(11,764)
Provision for income taxes	20	20	39	34

Net loss	(6,209)	(3,690)	(9,081)	(11,798)

Net loss per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.47)	$(0.92)	$(1.51)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,037,669	7,844,667	9,829,416	7,822,539

MATTERPORT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

(unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$42,281	$51,850
Restricted cash	400	400
Accounts receivable, net of allowance of $32 and $799, as of June 30, 2021 and December 31, 2020, respectively	6,692	3,924
Inventories	2,622	3,646
Prepaid expenses and other current assets	3,810	2,453

Total current assets	55,805	62,273
Property and equipment, net	9,373	8,210
Other assets	6,352	1,369

Total assets	$71,530	$71,852

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,903	$3,434
Current portion of long-term debt	8,427	8,215
Deferred revenue	7,667	4,606
Accrued expenses and other current liabilities	10,739	6,995

Total current liabilities	31,736	23,250
Long-term debt	2,034	4,502
Deferred revenue, non-current	260	297
Other long-term liabilities	293	335

Total liabilities	34,323	28,384

Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.001 par value; 30,443,413 shares authorized as of June 30, 2021 and December 31, 2020; 30,340,098 shares issued and outstanding as of June 30, 2021 and December 31, 2020; and liquidation preference of $166,131 as of June 30, 2021 and December 31, 2020.	164,168	164,168
Stockholders’ deficit:
Common stock, $0.001 par value; 56,500,000 shares and 56,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; and 10,135,510 shares and 9,463,182 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	10	10
Additional paid-in capital	11,948	9,153
Accumulated other comprehensive income	160	135
Accumulated deficit	(139,079)	(129,998)

Total stockholders’ deficit	(126,961)	(120,700)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$71,530	$71,852

MATTERPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,081)	$(11,798)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,608	2,349
Amortization of debt discount	135	108
Stock-based compensation, net of amounts capitalized	1,259	1,164
Loss on extinguishment of debt and convertible notes	—	954
Allowance for doubtful accounts	151	241
Loss on disposal of property, plant, and equipment	7	—
Other	43	9
Changes in operating assets and liabilities:
Accounts receivable	(2,918)	(4,421)
Inventories	1,024	248
Prepaid expenses and other assets	(1,269)	(673)
Accounts payable	1,466	2,980
Deferred revenue	3,024	3,054
Other liabilities	920	2,808

Net cash used in operating activities	(2,631)	(2,977)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(326)	(20)
Capitalized software and development costs	(3,256)	(2,454)
Investment in convertible notes	(1,000)	—

Net cash used in investing activities	(4,582)	(2,474)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	43,689
Proceeds from exercise of stock options	1,342	51
Proceeds from debt	—	5,302
Proceeds from convertible notes, net of issuance costs	—	8,457
Repayment of debt	(2,390)	(5,922)
Payment of deferred transaction costs	(1,204)	—
Other	—	(81)

Net cash (used in) provided by financing activities	(2,252)	51,496

Net change in cash, cash equivalents, and restricted cash	(9,465)	46,045
Effect of exchange rate changes on cash	(104)	(130)
Cash, cash equivalents, and restricted cash at beginning of year	52,250	10,152

Cash, cash equivalents, and restricted cash at end of period	$42,681	$56,067

Investor Contact:

Soohwan Kim, CFA

VP, Investor Relations

ir@matterport.com

Media Contact:

Naomi Little

Global Communications Manager

press@matterport.com

+44 203 874 6664